UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2017

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐     Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐     Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

On February 15, 2017, the Company held its 2017 Annual Meeting of Shareholders. A total of 1,265,222 shares were represented in person or by valid proxy, and the shareholders voted on four proposals. The final results for the votes regarding each proposal are set forth below:

Election of Directors. The Company’s shareholders elected five directors to serve until the next annual meeting of shareholders and the election of their successors. The number of votes cast for each of the directors is set forth below. There were 512,723 broker non-votes.

	FOR	WITHHOLD
Charles T. Munger	699,209	396
J.P. Guerin	710,564	396
Gerald L. Salzman	699,721	411
Peter D. Kaufman	752,086	396
Gary L. Wilcox	752,102	396

Ratification of Independent Accountants. The Company’s shareholders ratified the appointment of Squar Milner LLP as the Company’s independent registered public accounting firm for the current fiscal year. The vote totals were 1,265,146 FOR and 1 AGAINST, with 75 ABSTENTIONS.

Notwithstanding this ratification, the Company’s audit committee, in its discretion, may change the appointment of the Company’s independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest.

Advisory Vote on the Company’s Executive Compensation. The Company’s shareholders voted in favor of a resolution approving the Company’s executive compensation. The vote totals were 737,736 FOR and 1,246 AGAINST, with 14,226 ABSTENTIONS. There were 512,014 broker non-votes.

Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation. The Company’s shareholders voted in favor of holding the advisory vote on executive compensation once every three years. The vote totals were 1,542 for ONE YEAR, 7,392 for TWO YEARS, and 397,286 for THREE YEARS, with 346,883 ABSTENTIONS. There were 512,119 broker non-votes.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: February 21, 2017